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                                                                EXHIBIT 10.66



                      APPLIED BIOSCIENCE INTERNATIONAL INC.

                               4350 Fairfax Drive
                               Arlington, VA 22203

                                 October 1, 1996

John D. Bryer
3220-B Windsor Road
Austin, Texas 78703

                  Re:      Consulting Agreement

Dear John:

                  APPLIED BIOSCIENCE INTERNATIONAL, INC. ("APBI" or the "Company") and PHARMACO INTERNATIONAL INC. ("Pharmaco") desire to have you available for a period of up to six months to provide advisory and consulting services in connection with the transition of the business following the merger with Pharmaceutical Product Development, Inc. ("PPD"). Accordingly, the
Company and Pharmaco desire to enter into this letter agreement to set forth the terms of your continued consulting relationship with the Company and Pharmaco.

                  1. CONSULTING SERVICES. Pharmaco may continue to use you as a consultant to Pharmaco or one of its affiliates for the term of this Agreement. During the term hereof but in no event more than five (5) days per month, you agree to render to the Company and/or Pharmaco such services of an advisory or consultative nature as either the Company or Pharmaco may reasonably request from time to time and to be available for advice and counsel to the officers and directors of the Company and/or Pharmaco at reasonable times by telephone, letter or in person. The Company agrees to provide reasonable notice in arranging for any consulting services required hereunder.

                  2. TERM. Unless sooner terminated as hereinafter provided, the Term of this Agreement shall be for the six-month period commencing on the date hereof and ending on March 31, 1997. Either you or the Company may voluntarily terminate this Agreement for any reason or no reason at any time by giving five
(5) days' prior notice in writing to the other. In no event may this Agreement be terminated prior to November 1, 1996.

                  3. TERMINATION OF OTHER AGREEMENTS. This Agreement supersedes and replaces any and all other employment or similar agreements, whether written or oral, which you may have with the Company, Pharmaco or any affiliate or subsidiary of either of them. This Agreement sets forth the exclusive rights and benefits which you shall have upon termination of your relationships with the Company, Pharmaco and any of their respective affiliates or


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John D. Bryer
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subsidiaries, except that you shall have 90 days from the date of termination of this Agreement to exercise any stock options which are vested as of the date of such termination in accordance with the terms and conditions of the option agreements related to such options.

                  4. RESIGNATION AS AN OFFICER AND DIRECTOR. By signing this Agreement, you hereby resign effective immediately as a director of PPD and resign all positions as a director and/or an officer of the Company, Pharmaco and any of their respective affiliates and subsidiaries.

                  5.       COMPENSATION.

                           a. During the term of this Agreement, you will
receive as compensation for your consulting services your current base salary of $18,750 per month (prorated for any portion of a month for which payment is to be made) and other benefits (e.g., retirement benefits, health, life insurance, etc.) you currently receive from Pharmaco and/or the Company. During the term of this Agreement, the Company will reimburse you for reasonable and necessary actual out-of-pocket expenses incurred by you in performance of the consulting services hereunder to the extent such expenses have been pre-approved by the Company and upon presentation of the necessary documentation in accordance with the Company policy.

                           b. Upon termination of this Agreement, the Company
and/or Pharmaco shall pay you as severance pay, your current base salary of $18,750 per month (prorated for any portion of a month for which payment is to be made) for the period from the date of your termination through March 31, 1998. Pharmaco will have the option to make such payment either in accordance with Pharmaco's normal payroll practices or in a lump sum to be delivered on the thirtieth day following the termination.

                           c. Upon termination of this Agreement, the Company
and/or Pharmaco shall pay you your EVA (Economic Value Added) bonus (or any bonus under any successor plan), if any, earned through the date of your termination. The calculation of your bonus, if any, will be based on Pharmaco's (or such successor entity's) full year performance pro rated through the date of termination. To the extent any EVA or other bonus is earned, you would receive such bonus at the same time as bonuses are generally paid to Pharmaco's (or such successor entity's) officers and employees.

                           d. Upon termination of this Agreement, the Company
shall continue to pay for and provide the existing employee welfare benefits which you are receiving as of the date of your termination through March 31, 1998. Such benefits include life insurance, health, medical, dental, vision and wellness, accidental death and


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John D. Bryer
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dismemberment, and disability benefits, and shall be subject to the terms and conditions of any plans or program related to such benefits. The Company's and Pharmaco's obligations under this Paragraph 5(d) shall terminate with respect to any Company or Pharmaco Program on the date that you first become eligible, after your date of termination, for the same type of coverage under another employer's plan.

                           e. The Company shall pay the reasonable costs of a
nationally recognized outplacement service approved by the Company until you are employed on a full-time basis, but in no event to exceed a one-year period from the date of your termination.

                           f. You may retain your lap top computer, a personal
fax machine and other miscellaneous office supplies, provided that you properly identify these items to the Company's satisfaction within ten (10) days after execution of this Agreement.

                           g. Upon termination of this Agreement the Company
shall continue to pay for and provide you with use of the Company vehicle currently in your possession through March 31, 1998.

                  6. SUCCESSORS; BINDING AGREEMENT. This Agreement shall inure to the benefit of and be binding upon your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. This Agreement shall inure to the benefit of and be binding upon APBI, Pharmaco, and their respective successors and assigns.

                  7. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notices to the Company shall be directed to the attention of the Chief Executive Officer of the Company with a copy to the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

                  8. NO DISPARAGING REMARKS. Each party agrees to refrain from making disparaging or negative remarks about the other party or their affiliates.

                  9. MISCELLANEOUS. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification


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or discharge is agreed to in writing signed by you and such officer as may be specifically designated by the Board of Directors of the Company. No waiver by either party at any time of any breach by the party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior to subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of North Carolina.

                  10. VALIDITY. The invalidity or enforceability of any provisions of this Agreement shall not effect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

                  11. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

                  If this letter correctly sets forth our agreement on the subject matter hereof, kindly sign and return to the Company the enclosed copy of this letter which will then constitute our agreement on this subject.

                                      Sincerely,

                                      APPLIED BIOSCIENCE INTERNATIONAL
                                      INC.

                                    By: Fred N. Eshelman
                                        ---------------------------------------
                                        Fred N. Eshelman, Chief Executive
                                        Officer

                                        PHARMACO INTERNATIONAL INC.

                                    By: /s/  David Boone
                                        ---------------------------------------
                                      Its:
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AGREED TO AS OF THIS 21ST DAY
OF OCTOBER, 1996.

By: /s/ John D. Bryer
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    John D. Bryer